Exhibit 10.36

Column A

Column B

Column C

Re: Tax Payables

Dear Column D:

In connection with that certain Loan Agreement, Equity Pledge Agreement and Exclusive Business Cooperation Agreement entered into among Column B, Shanghai Rampage Shopping Co., Ltd. (“Rampage Shopping”) and Rampage Trading (Shanghai) Co., Ltd. on the date hereof (the “Agreements”), Rampage Shopping will reimburse Column B for any and all taxes payable by Column B arising from the transactions contemplated under the Agreements.

Sincerely,

Shanghai Rampage Shopping Co., Ltd.

[seal: Shanghai Rampage Shopping Co., Ltd.]

AGREED TO AND ACCEPTED BY:

/s/ Column B
(Signature of Column B)

By:	Column B

	Column A	Column B	Column C	Column D
1	May 18, 2010	Xu Yi	Room 701, No. 2, Lane 925, South Zhong Shan Road (2nd), Shanghai, China	Mr. Xu
2	May 18, 2010	Zhang Bang	Room 1408, No. 29, Shui Yin Road, Yue Xiu District, Guangzhou, China	Mr. Zhang
3	Sep 17, 2010	Liu Guisheng	Room 601, No. 6, Lane 157 Zhenhua Road Shanghai, China	Mr. Liu

2